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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Post-Effective Amendment Number 2-B to Registration Statement Number 33-04320 on Form S-8 to Form S-4 dated June 1, 1987, and Registration Statement Number 33-35763 on Form S-8 dated July 6, 1990, pertaining to the Whittaker Corporation Partnership Plan (formerly known as the Whittaker Corporation Savings and Stock Investment Plan) of our report dated June 19, 1998, with respect to the financial statements and schedules of the Whittaker Corporation Partnership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.

                                       Ernst & Young LLP

Los Angeles, California
June 26, 1998